UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2011, TVA executed an amendment to its $1,000,000,000 Spring Maturity Credit Agreement with Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer, and a Lender, and Morgan Stanley Bank, N.A., Toronto Dominion (New York) LLC, The Bank of New York Mellon, and First Tennessee Bank, N.A., as Lenders.  The amendment extends the term of the agreement until May 11, 2014, and gives TVA an option to extend the term until May 11, 2015. A copy of the amendment is attached as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1
Amendment Dated as of May 9, 2011, to $1,000,000,000 Spring Maturity Credit Agreement Dated as of July 22, 2010, Among TVA, Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer, and a Lender, and Morgan Stanley Bank, N.A., Toronto Dominion (New York) LLC, The Bank of New York Mellon, and First Tennessee Bank, N.A., as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: May 11, 2011	/s/ John M. Thomas, III
John M. Thomas, III
Chief Financial Officer

EXHIBIT INDEX
This exhibit is filed pursuant to Items 1.01 and 2.03 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1
Amendment Dated as of May 9, 2011, to $1,000,000,000 Spring Maturity Credit Agreement Dated as of July 22, 2010, Among TVA, Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer, and a Lender, and Morgan Stanley Bank, N.A., Toronto Dominion (New York) LLC, The Bank of New York Mellon, and First Tennessee Bank, N.A., as Lenders.